                                                                   EXHIBIT 10.62


                             TERMINATION AGREEMENT

     This Agreement ("Termination Agreement") is dated as of January 1, 2002 and is between Dean Blechman, an individual residing at 4 Stone Gate Court, Setauket, New York 11733 ("Executive") and Twin Laboratories Inc. ("Company"), a Utah corporation with its principal place of business at 150 Motor Parkway, Hauppauge, New York 11788.

     1. Executive and Company are parties to an employment agreement, dated as of January 1, 2000, attached hereto as Exhibit "A" (the "Employment Agreement"). Except as otherwise set forth herein, Executive and Company agree that the Employment Agreement and the benefits derived thereunder shall be terminated as of the date of this Termination Agreement provided however, that Executive and Company agree the provisions set forth in Sections 3(d), 5, 6, 7, 10(b) and 10(k) of the Employment Agreement, as modified herein, are valid, binding and enforceable and shall survive the termination of the Employment Agreement.

     2. Notwithstanding anything to the contrary set forth in the Employment Agreement, the period of time during which Executive shall

          a) not "compete" in accordance with Section 5 of the Employment Agreement; shall be for three (3) years commencing as of the date of this Termination Agreement; and

          b) not "solicit" in accordance with Section 6 of the Employment Agreement; shall be for three (3) years commencing as of the date of this Termination Agreement.

     3. Section 5 of the Employment Agreement is hereby modified and amended so that Company's payments to Executive of Base Salary shall commence twelve (12) months from the date of this Termination Agreement (e.g., the first anniversary of the Termination Agreement) and shall continue for a period of twenty-four (24) months thereafter.

     4.   During the term of the non-competition provisions set forth in
Section 5 and of the non-solicitation provisions of Section 6 of the Employment Agreement (both Sections as modified in paragraph 2 hereof), and provided that Executive is not in breach of such provisions and of the confidentiality provisions set forth in Section 7 of the Employment Agreement, Company shall arrange for the Executive to continue to participate in and receive the Company's medical, dental and prescription drug insurance benefits to the extent authorized by the Company's medical insurance plans as in effect from time to time and on the same terms and conditions as are provided to general employees of the Company provided that the medical coverage extended hereunder shall not include the Executive Medical Plan.

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     5.    Executive agrees, by virtue of the termination of the Employment
Agreement, except as expressly set forth herein, to surrender and forego, as of the date of this Termination Agreement, any and all of his right to any benefits under paragraph 3(c) of the Employment Agreement including any car allowance. The automobile leased by the Company on behalf of Executive (Lease
No.      ) shall be assigned by the Company to Executive. Executive agrees to assume the terms of such lease and shall comply with all obligations thereunder.

     6.1. In satisfaction of the Company's obligations under the Employment Agreement, Company shall pay to Executive the sum of $450,000 as follows:

           a) $350,000 to be paid over a period of twelve (12) months commencing as of the date of this Termination Agreement;

           b) $50,000 to be paid over a period of twelve (12) months and commencing one (1) year following the date of this Termination Agreement; and

           c) $50,000 to be paid over a period of twelve (12) months and commencing two (2) years following the date of this Termination Agreement.

     All such payments under this Section 6.1 are to be made in accordance with the Company's standard payroll practices. If Executive dies, all amounts payable to Executive under Section 6.1 shall be paid to Executive's devisee, legatee, or other designee or, if there is no such designee, to Executive's estate.

     6.2. Subject to the terms and conditions of Sections 3, 6.1 and the other provisions of this Agreement, Company shall pay Executive as follows:

Calendar Year                                                       Amount Paid
-------------                                                       -----------
2002                                                                $ 350,000.00
2003                                                                $ 500,000.00
2004                                                                $ 500,000.00

     7. No Further Liability; Release. Payment made by the Company in accordance with Section 6 of this Termination Agreement shall operate to fully discharge and release the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives from any further obligation or liability (other than any obligations Company may have pursuant to Company's Stock Incentive and Stock Option Plans) with respect to, in connection with or arising out of Executive's employment and termination of employment. Other than making payments and continuing any benefits and as otherwise set forth under this Termination Agreement, the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives shall have no further obligation or liability under this Agreement to Executive or any other person or entity arising out of or related

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to Executive's employment or the termination thereof, and Executive waives any and all rights to pursue any other remedy at law or in equity; provided, however, that this shall not constitute a waiver or release of any rights provided under any federal, state, or local laws or regulations relating to discrimination in employment. The Company shall have the right to condition the payment of any amounts pursuant to Section 5 upon the delivery by Executive to the Company of a release (in form and substance satisfactory to the Company) of any and all claims Executive may have against the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives arising out of or related to Executive's employment by the Company and termination of such employment.

     7.1. In the event that Executive shall breach any of the provisions of Sections 5, 6 or 7 of the Employment Agreement as modified herein and Section 8 of this Termination Agreement, in addition to any other remedies the Company may have, the Company's obligation pursuant to Section 3, 4, 6.1 and 6.2 of this Termination Agreement to pay and to continue certain benefits shall cease and Executive's rights thereto shall terminate and shall be forfeited and Executive shall promptly reimburse and repay to Company any monies paid by the Company to Executive Subsequent to the date of termination.

     8.    Non-Disparagement. Executive agrees not to

           a) in any way publicly disparage Twinlab Corporation ("Twinlab"), the parent company of the Company, Company, its subsidiaries, their affiliates, their shareholders or any of past, present, and future officers, directors, or employees;

           b) cause embarrassment or public humiliation to such entities or persons; or

           c) make any public statement or take any action that is adverse, inimical or otherwise detrimental to the interests of such entities or persons, except to the extent required by applicable law.

     8.1.  Non-Disparagement. Company agrees not to

           a)   in any way publicly disparage Executive;

           b)   cause embarrassment or public humiliation to Executive; or

           c) make any public statement or take any action that is adverse, inimical or otherwise detrimental to the interests of Executive except to the extent required by applicable law.

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     9.   Announcements; Confidentiality.

          a) Neither the Company nor the Executive shall issue any press release or otherwise make any public statement with respect to this Termination Agreement and the transactions contemplated hereby without the prior written consent of the other party (which shall not be unreasonably withheld), except as may be required by applicable law.

          b) In addition, except as provided in the immediately preceding paragraph or as required by law, without the prior written consent of the Company, the Executive agrees that he will not, and will direct his representatives and his immediate family not to, disclose to any person or entity any of the terms, conditions or other facts with respect to this Agreement, including, but not limited to the termination of the Executive.

     10. Remedies for Breach. The parties hereto agree that Executive is obligated under this Agreement to render obligations of a special, unique, unusual and extraordinary character, thereby giving this Agreement special and extraordinary value, and, in the event of a breach or threatened breach of any provision of this Agreement by Executive, the injury or imminent injury to the value and the goodwill of the Company's business could not be reasonably or adequately compensated in damages in an action at law. Executive expressly acknowledges that the Company shall be entitled to specific performance, injunctive relief and any other applicable equitable remedy against Executive without the posting of a bond in the event of any breach or threatened breach of any provision of this Agreement by Executive. Without limiting the generality of the foregoing, if Executive breaches or threatens to breach any of the provisions of Sections 5, 6, or 7 of the Employment Agreement as modified herein, such breach or threatened breach will entitle the Company to enjoin Executive from engaging in any activities prohibited by such provisions, as is appropriate. This provision shall not be construed as a waiver of any of the rights which the Company may have for damages under this Agreement or otherwise, and all of the Company's rights and remedies shall be unrestricted.

     11.  Reasonableness of Restrictions. Executive agrees and acknowledges that

          a) the provisions of Sections 5, 6 and 7 of the Employment Agreement as amended herein may limit his ability to earn a livelihood in a business similar to the business of the company but nevertheless agrees that such provisions are reasonable and necessary for the protection of the Company and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company;

          b) such provisions contain reasonable limitations as to the time and the scope of activity to be restrained; and

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            c)   the consideration provided under this Agreement is sufficient to compensate Executive for the restrictions imposed in Sections 5, 6, and 7 of the Employment Agreement as amended herein. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that any defenses by Executive to the strict enforcement of such provision are hereby waived by Executive and Executive agrees that he will not assert that such provisions are void, voidable or unenforceable.

     12.    Miscellaneous.

     12.1. Cooperation. Executive shall cooperate with the Company, as requested by the Company, to affect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

     12.2. Counterparts; Facsimile Transmissions. This Agreement may be executed in any number of counterparts, each of which when so executed, then delivered or transmitted by telefax, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     12.3. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     12.4. Waivers and Amendments. This Agreement may be amended, superceded, canceled, renewed or extended, and the terms hereof may be waived, only by written instrument signed by the Company and the Executive. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     12.5. Entire Agreement. Except as otherwise set forth herein, this Agreement and the other agreements referred to in this Agreement (including the Employment Agreement) constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

     12.6. Notices. Every notice or other communication required or contemplated by this agreement must be in writing and sent by one of the following methods:

            a) personal delivery, in which case delivery is deemed to occur the day of delivery;

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            b)   certified or registered mail, postage prepaid, return receipt requested, in which case delivery is deemed to occur the day it is officially recorded by the U.S. Postal Service as delivered to the intended recipient; or

            c) next-day delivery to a U.S. address by recognized overnight delivery service such as Federal Express or Airborne Express in which case delivery is deemed to occur upon receipt. In each case, a notice or other communication sent to a party must be directed to the address for that party set forth below, or to another address designated by that party by written notice:

        If to Executive to:   Dean Blechman
                              4 Stone Gate Court
                              Setauket, New York 11733

        If to Company to:     Twin Laboratories Inc.
                              150 Motor Parkway, Suite 210
                              Hauppauge, New York 11788
                              Attention: Ross Blechman, Chief Executive Officer

        with a copy to:       Twin Laboratories Inc.
                              150 Motor Parkway, Suite 210
                              Hauppauge, New York 11788
                              Attention: Philip M. Kazin, Esq., General Counsel

     12.7. No Assignment. Executive may not assign to any person any of his rights or obligations under this Agreement.

     12.8. Governing Law. This Agreement is governed by the laws of the State of New York, without giving effect to principles of conflict of laws.

     12.9. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the courts of the State of New York, County of Suffolk, or, if it has or can acquire jurisdiction, in the U.S. District Court for the Eastern District of New York, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 12.6. Nothing in this Section 12.9, however, affects the right of any party to serve legal process in any other manner permitted by law.

     12.10. Successors and Assigns. This Agreement is binding upon the parties and each of their respective successors, heirs and permitted assigns.

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     IN WITNESS WHEREOF, the parties have executed this Agreement.

TWIN LABORATORIES INC.                      EXECUTIVE

By: /s/Ross Blechman                         By: /s/Dean Blechman
    -------------------------                    ------------------------
    Name:  Ross Blechman                        Name: Dean Blechman
    Title: President
    Date:  11/29/01                             Date: 11/29/01

     Agreed to and Accepted: TWINLAB CORPORATION

By: /s/Ross Blechman                        Date: 11/29/01
    -------------------------
    Ross Blechman, President